As filed with the Securities and Exchange Commission on May 19, 2023

Registration No. 333-271850

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Excelerate Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-2878691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2445 Technology Forest Blvd., Level 6

The Woodlands, TX 77381

(832) 813-7100

(Addresses including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven Kobos

President and Chief Executive Officer

Excelerate Energy, Inc.

2445 Technology Forest Blvd., Level 6

The Woodlands, TX 77381

(832) 813-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew L. Fabens Harrison Tucker Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166 (212) 351-4000	Alisa Newman Hood Executive Vice President, General Counsel and Secretary Excelerate Energy, Inc. 2445 Technology Forest Blvd., Level 6 The Woodlands, TX 77381 (832) 813-7100	Amanda Lovelace Frederic Dorwart, Lawyers PLLC 124 East Fourth Street Tulsa, OK 74103 (918) 583-9922

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Excelerate Energy, Inc. is filing this Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-271850) as an exhibits-only filing to file Exhibit 5.1 Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, including the signature page and the exhibit index, and the filed Exhibit 5.1. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of Excelerate Energy, Inc. under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Exhibits

1.1*	Form of Underwriting Agreement.

4.1+	Amended and Restated Certificate of Incorporation of Excelerate Energy, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 18, 2022).

4.2+	Amended and Restated Bylaws of Excelerate Energy, Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 18, 2022).

4.3+	Form of Indenture for Senior Debt Securities.

4.4+	Form of Indenture for Subordinated Debt Securities.

4.5+	Form of Senior Debt Securities (included in Exhibit 4.3).

4.6+	Form of Subordinated Debt Securities (included in Exhibit 4.4).

4.7+	Registration Rights Agreement, dated as of April 18, 2022, by and among Excelerate Energy, Inc., Excelerate Energy Holdings, LLC and Maya Maritime LLC (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 18, 2022).

4.8+	Stockholder’s Agreement, dated as of April 18, 2022, by and among Excelerate Energy, Inc., Excelerate Energy Limited Partnership and Excelerate Energy Holdings, LLC (Incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on April 18, 2022).

5.1†	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered.

23.1+	Consent of Independent Public Registered Accounting Firm.

23.2†	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1+	Powers of Attorney (included on signature page of the Registrant’s Registration Statement on Form S-3 filed on May 11, 2023).

25.1#	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture.

25.2#	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture.

107+	Calculation of Filing Fee Tables (Incorporated by reference to Exhibit 107 to the Registrant’s Registration Statement on Form S-3 filed on May 11, 2023).

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of Excelerate Energy, Inc.
†	Filed herewith.
#	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
+	Filed previously.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, Texas, on May 19, 2023.

EXCELERATE ENERGY, INC.

By:	/s/ Steven Kobos
Steven Kobos
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below as of May 19, 2023.

Name	Title

/s/ Steven Kobos Steven Kobos	President, Chief Executive Officer and Director (Principal Executive Officer)

* Dana Armstrong	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Michael Bent	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

* Don P. Millican	Chairman of the Board and Director

* Carolyn J. Burke	Director

* Deborah L. Byers	Director

* W. Paul T. Hanrahan	Director

* Henry G. Kleemeier	Director

* Robert A. Waldo	Director

*By:	/s/ Steven Kobos
Steven Kobos
Attorney-in-fact